UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 30, 2010

WEST BANCORPORATION, INC.
(Exact name of registrant as specified in its charter)

Iowa	0-49677	42-1230603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 22nd Street, West Des Moines, Iowa 50266
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 515-222-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments.

Senior management of West Bancorporation, Inc. (the “Company”) concluded on June 30, 2010, that the Company’s investment in a renewable energy closed-end fund is fully impaired.  The investment consists of start up expenses for a publicly traded closed-end fund formed to invest in companies involved in the renewable energy sector.  The investment was originally made in support of the Company’s former subsidiary, WB Capital Management Inc., which was to be the fund’s investment manager.   The fund, which has been under development for over two years, is sponsored by the National Corn Growers Association.  It has not closed on its initial public offering and has had limited fundraising success.  The fund’s board of directors has not withdrawn the offering, but West Bancorporation believes current market conditions and the lack of fundraising success make it unlikely that the fund will succeed.

This impairment will result in a charge to second quarter earnings of approximately $900,000, including approximately $185,000 of future cash commitments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

West Bancorporation, Inc.

July 2, 2010	By:	/s/ Douglas R. Gulling
Name: Douglas R. Gulling
Title: Executive Vice President and Chief Financial Officer